As filed with the Securities and Exchange Commission on August 26, 2002
                                                       Registration No. 33-82530

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           ___________________________
                   INTERCHANGE FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)
                                    _________


           New Jersey                                     22-2553159
------------------------------------       -----------------------------------
(State or other Jurisdiction of            (I.R.S. Employer identification No.)
incorporation or organization)

                             Park 80 West/Plaza Two
                         Saddle Brook, New Jersey 07663
               (Address, including zip code, including area code,
                  of registrant's principal executive offices)

                   INTERCHANGE FINANCIAL SERVICES CORPORATION
            STOCK OPTION AND INCENTIVE STOCK PLAN OF 1997, as amended
                 (formerly known as"STOCK OPTION PLAN OF 1989")
                            (Full title of the plan)

    Anthony Labozzetta, Executive Vice President and Chief Financial Officer
                             Park 80 West/Plaza Two
                         Saddle Brook, New Jersey 07663
                                 (201) 703-2265
             (Name, Address, including zip code and telephone number
                    including area code of agent for service)
                                _________________

                                   Copies to:
                             Peter D. Hutcheon, Esq.
                           Norris, McLaughlin & Marcus
                           A Professional Corporation
                                721 Route 202-206
                                  P.O. Box 1018
                            Somerville, NJ 08876-1018
                                 (908) 722-0700



                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   Proposed             Proposed
                                                Amount             Maximum              Maximum             Amount of
              Title of Securities                to be         Offering Price     Aggregate Offering     Registration
               to be Registered              Registered(1)       Per Share(2)           Price(3)              Fees
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, no par value per Share           285,000                $ 16.81          $4,790,992.50         $440.77
                                               shares
-----------------------------------------------------------------------------------------------------------------------------------

(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interest to be offered or sold pursuant to the employee benefit plan(s) described in the Plan.  Following the submission of this Registration Statement, the amount of registered shares under the Plan shall be equal to 1,384,313 shares
     (after taking into account certain interim stock dividends and stock splits).

(2)  Based upon the last reported sale price on the NASDAQ National Market on August 22, 2002.

(3)  The price is estimated in Accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the product resulting from multiplying  285,000,  the number of additional shares registered herein by $16.81.00 per share, the average exercise price of such options and/or with respect to restricted stock grants if any, the last reported sale price on the NASDAQ National Market on August 22, 2002.

                      REGISTRATION OF ADDITIONAL SECURITIES

This registration statement on Form S-8 is being filed by Interchange Financial Services Corporation (the"Company") for the purpose of registering an additional 285,000 shares of common stock, no par value, to be issued pursuant to the Interchange Financial Services Corporation Stock Option and Incentive Stock Plan of 1997, as amended by the Board on January 24, 2002 and adopted by the shareholders at the Company's Annual Stockholders' meeting on April 25, 2002. The contents of the Company's registration statement on Form S-8 (No. 33-82530) relating to the Plan, originally filed on August 5, 1994, as amended by a filing on September 30, 1997, are incorporated by reference into this registration statement in accordance with General Instruction E to Form S-8.

Item 8. Exhibits

        4(a)  INTERCHANGE FINANCIAL SERVICES CORPORATION  STOCK OPTION
              AND INCENTIVE STOCK PLAN OF 1997, AS AMENDED (formerly known as
              "STOCK OPTION PLAN OF 1989"), as last amended on January 24,2002
              (incorporated by reference to Exhibit B attached to the Company's definitive proxy materials with respect to its 2002 Annual Meeting of Shareholders, filed with the Commission on March 28, 2002)
        *5    Opinion of Norris, McLaughlin & Marcus, P.A.
       *23(a) Consent of Deloitte & Touche, LLP
        23(b) Consent of Norris, McLaughlin & Marcus P.A.(included in Exhibit 5)
        24    Power of Attorney (included on signature page)
       -----------------------------------------------------------------------
       *Filed herewith



Item 9. Undertakings

        (a)   The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (iv) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                  (v) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Saddle Brook, State of New Jersey on the 22nd day of August 2002.

                            INTERCHANGE FINANCIAL SERVICES CORPORATION


                            By: /s/ Anthony Labozzetta
                            __________________________________________
                            Anthony Labozzetta
                            Executive Vice President and Chief Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony S. Abbate and Anthony Labozzetta, and either of them (with full power in each to act alone), his true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

/s/ Anthony D. Andora
___________________________________Chairman of the Board         August 22, 2002
Anthony D. Andora                  and Director


/s/ Anthony S. Abbate
___________________________________President, Chief Executive    August 22, 2002
Anthony S. Abbate                  Officer and Director


/s/ Anthony Labozzetta
___________________________________Executive Vice President and  August 22, 2002
Anthony Labozzetta                 Chief Financial Officer


/s/ Donald L. Correll
___________________________________Director                      August 22, 2002
Donald L. Correll


/s/ Anthony R. Coscia
___________________________________Director                      August 22, 2002
Anthony R. Coscia

/s/ John J. Eccleston
___________________________________Director                      August 22, 2002
John J. Eccleston


/s/ David R. Ficca
___________________________________Director                      August 22, 2002
David R. Ficca


/s/ James E. Healey
___________________________________Director                      August 22, 2002
James E. Healey


/s/ Nicholas R. Marcalus
___________________________________Director                      August 22, 2002
Nicholas R. Marcalus


/s/ Eleanore S. Nissley
___________________________________Director                      August 22, 2002
Eleanore S. Nissley


/s/ Jeremiah O'Connor
__________________________________Director                       August 22, 2002
Jeremiah O'Connor


/s/ Robert P. Rittereiser
__________________________________Director                       August 22, 2002
Robert P. Rittereiser


/s/ Benjamin Rosenzweig
__________________________________Director                       August 22, 2002
Benjamin Rosenzweig

                   INTERCHANGE FINANCIAL SERVICES CORPORATION

                             REGISTRATION STATEMENT

                                    FORM S-8


                                    EXHIBIT 5

                        NORRIS, MCLAUGHLIN & MARCUS, P.A.
                                  P.O. BOX 1018
                            SOMERVILLE, NJ 08876-1018
                                  908-722-0700
                            TELECOPIER (908) 722-0755

July 26, 2002

Interchange Financial Services Corporation
Park 80 West - Plaza Two
Saddle Brook, New Jersey 07663

Gentlemen:

We refer to the proposed registration for issue and sale by Interchange Financial Services Corporation (the"Company") of an additional 285,000 shares of the Company's Common Stock (the "Shares"), no par value per share, to participants in the Interchange Financial Services Corporation Stock Option and Incentive Stock Plan of 1997, as amended (the "Plan") upon the issuance of restricted stock and/or the exercise or stock options, in either case granted to them pursuant to the Plan.

We have examined copies of the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, (the "Act") which the Company proposes to file with the Securities and Exchange Commission with respect to the Plan and Shares. We have also examined such corporate records, certificates of public officials or corporate officers and agents, and other documents we have deemed necessary in order to enable us to render the opinion set forth below.

Based on the foregoing examination, it is our opinion that the Shares are validly authorized and, assuming (a) the Shares issuable will be validly authorized, in the case of restricted stock, on the dates of issuance, and in the case of stock options, on the dates of exercise, (b) the above-mentioned Registration Statement on Form S-8 becomes effective under the Act, (c) in the case of restricted stock the restricted stock will have been duly issued and delivered pursuant to the Plan, (d) the due execution of certificates evidencing so many of the Shares as are restricted stock and delivery of the same certificates upon lapsing of the applicable restrictions and in the case of Purchased Restricted Stock (as defined in the Plan) against payment therefor in accordance with the Plan, (e) in the case of stock options, the stock options will have been duly executed, issued and delivered pursuant to the Plan on the dates of exercise, (f) in the case of stock options, the stock options are duly exercised in accordance with the Plan, (g) due execution and delivery of certificates evidencing so many of the Shares as are Shares acquired by the exercise of stock options against payment therefor in accordance with the Plan, and (h) no change occurs in the applicable laws or pertinent facts, the Shares so issuable will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the above-mentioned registration statement and to the reference to this firm under the heading "Legal Matters", in the prospectus contained therein. In giving this consent we do not hereby admit that we are within the category of persons whose consent is required under Section 7(b) of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,

NORRIS, MCLAUGHLIN & MARCUS, P.A.

/s/ Peter D. Hutcheon
------------------------------------
By: PETER D. HUTCHEON
A Member of the Firm

                   INTERCHANGE FINANCIAL SERVICES CORPORATION

                             REGISTRATION STATEMENT

                                    FORM S-8


                                  EXHIBIT 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Interchange Financial Services Corporation (the "Company") on Form S-8, pertaining to the Company's stock option plan of 1997, of our report dated January 17, 2002, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2001.


/s/ Deloitte & Touche, LLP
___________________________
August 22, 2002
Parsippany, New Jersey